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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 1999, included in the Proxy Statement of Eagle Pacific Industries, Inc. that is referred to and made a part of this Registration Statement (Form S-4) and Prospectus of Eagle Pacific Holdings, Inc. for the registration of its 9,786,203 shares of Common Stock, 2,347,418 shares of Class B Common Stock, 18,750 shares of Series A 7% Convertible Preferred Stock and 8% Convertible Preferred Stock.


                                              /s/  ERNST & YOUNG LLP


Cleveland, Ohio
February 11, 1999